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                                                                  EXHIBIT 23.2

			CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 10, 1997, included in the Current Report on Form 8-K, dated January 29, 1998, with respect to the consolidated financial statements of CUC International Inc. incorporated by reference in Amendment No. 2 to Form S-3 Registration Statement (No. 333-45227) and related Prospectus of Cendant Corporation (formerly "CUC International Inc.") for the registration of up to $4,000,000,000 of its debt securities, preferred stock and/or common stock.

                                             /s/ Ernst & Young LLP
                                            -----------------------------
                                            ERNST & YOUNG LLP


Stamford, Connecticut
February 12, 1998